Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Infinity Pharmaceuticals, Inc. Nonqualified Stock Option Inducement Award and Restricted Stock Unit Inducement Award of our report dated March 16, 2021, with respect to the consolidated financial statements of Infinity Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 27, 2021